UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       SCHEDULE 14C INFORMATION STATEMENT

Reg.ss.240.14c-101

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:
[X]  Preliminary Information Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[_]  Definitive Information Statement

                        CHINA CRESCENT ENTERPRISES, INC.
                       ----------------------------------
                (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
                                 --------------
                (Name of Person(s) Filing Information Statement,
                         if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.
[_]      Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2) Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4) Proposed maximum aggregate value of transaction:

         (5) Total fee paid:

[_] Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         (1) Amount Previously Paid:
         (2) Form, Schedule or Registration Statement No.:
         (3) Filing Party:
         (4) Date Filed:

                        CHINA CRESCENT ENTERPRISES, INC.
                         14860 Montfort Drive, Suite 210
                                Dallas, TX 75254

                              INFORMATION STATEMENT

                               September 20, 2010

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY

To The Shareholders of China Crescent Enterprises, Inc.

This information statement is being provided on behalf of the Board of Directors (the "Board") of China Crescent Enterprises, Inc. (the "Company") to record holders of shares of our common stock ("Shareholders") as of the close of business on the record date of September ___, 2010. This information statement provides notice that the Board has recommended, and holders of a majority of the voting power of our outstanding common stock have voted, to approve the following items:

         Proposal 1: To amend the Company's Articles of Incorporation to increase the authorized common shares of the Company from one billion (1,000,000,000) to three billion (3,000,000,000).

This information statement describes, in more detail, the actions being taken and the circumstances surrounding the Board's recommendation of the actions.

The actions for Proposal 1 will become effective as of the filing of an amendment to the Company's Articles of Incorporation with the Secretary of State of Nevada.

The Company will bear the expenses relating to this information statement, including expenses in connection with preparing and mailing this information statement and all documents that now accompany or may in the future supplement it.

Only one information statement is being delivered to multiple shareholders sharing an address, unless the Company has received contrary instructions from one or more of the shareholders. The Company will undertake to deliver promptly upon written or oral request a separate copy of the information statement to a shareholder at a shared address to which a single copy of the information statement was delivered. You may make a written or oral request by sending a written notification to the Company's principal executive offices stating your name, your shared address and the address to which the Company should direct the additional copy of the information statement or by calling the Company's principal executive offices. If multiple shareholders sharing an address have received one copy of this information statement and would prefer the Company mail each shareholder a separate copy of future mailings, you may send notification to or call the Company's principal executive offices. Additionally, if current shareholders with a shared address received multiple copies of this information statement and would prefer us to mail one copy of future mailings to shareholders at the shared address, notification of that request may also be made by mail or telephone call to the Company's principal executive offices.

The information statement is being provided to you for informational purposes only. Your vote is not required to approve the action described above. This information statement does not relate to an annual meeting or special meeting in lieu of an annual meeting. You are not being asked to send a proxy and you are requested not to send one. The approximate mailing date of this information statement is September ___, 2010.

We appreciate your continued interest in China Crescent Enterprises, Inc.

                                                    Very truly yours,

                                                    /s/Philip J. Rauch
                                                    Philip J. Rauch
                                                    Chief Financial Officer

                        CHINA CRESCENT ENTERPRISES, INC.
                         14860 Montfort Drive, Suite 210
                                Dallas, TX 75254

                               September 20, 2010


                              INFORMATION STATEMENT

                        CHINA CRESCENT ENTERPRISES, INC.
                         14860 Montfort Drive, Suite 210
                                Dallas, TX 75254
                                  (972)386-3372

                               September __, 2010

The Board of the Company determined that it was in the best interest of the Company and its shareholders to increase the authorized common shares of the Company from one billion (1,000,000,000) to three billion (3,000,000,000). The holders of a majority of the voting power of the Company's outstanding common stock have voted to approve the recommendation of the Board. This information statement is being provided to shareholders to inform them of the circumstances surrounding and the reasons for the actions being taken.

                                   PROPOSAL 1:

          TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE
          THE AUTHORIZED COMMON SHARES OF THE COMPANY FROM ONE BILLION
             (1,000,000,000) SHARES OF COMMON STOCK TO THREE BILLION
                     (3,000,000,000) SHARES OF COMMON STOCK.

At September __, 2010, the Company's has 904,232,117 shares of its common stock issued and outstanding. The Company is authorized to issue up to 1,000,000,000 shares of its common stock. The Company has outstanding equity instruments that convert into shares of its common stock. If such instruments were to be exercised or converted, the Company would not have enough shares in its authorized capital to cover the exercise of all of the outstanding instruments and still be able to issue shares of its common stock. Without additional shares authorized, the Company may find itself unable to raise any more capital through the issuance of common shares if it has issued all of its authorized shares.

NewMarket Technology, Inc., the Majority Shareholder of China Crescent Enterprises, Inc., submitted its written consent to the shareholder resolution described in this Information Statement on or about September 17, 2010, to be effective on or about September __, 2010. As of September 17, 2010, the Majority Shareholder holds of record 5,000 shares of the Company's Series D Preferred Super Majority Voting Stock (with a voting equivalent to 51% of the issued and outstanding common shares) which provides for the holder of the Series D
Preferred Shares to vote as a majority of the total issued and outstanding common stock of the Company. The remaining outstanding shares of common stock are held by greater than a thousand shareholders.

The Company is not soliciting consents or proxies and shareholders have no obligation to submit either of them. Whether or not shareholders submit consents should not affect their rights as shareholders or the prospects of the proposed shareholder resolutions being adopted. The Majority Shareholder has consented to all of the shareholder resolutions described in this Information Statement by a written consent. The affirmative vote of the holders of a majority of the outstanding common stock of the Company is required to adopt the resolutions described in this Information Statement. Nevada law does not require that the proposed transaction be approved by a majority of the disinterested shareholders. A total of 5,000 shares of the Company's Series D Super Majority Preferred Shares (voting equivalent to 51% of common shares constituting voting equivalent of 941,139,550 shares of common stock) and 904,232,117 shares of outstanding common stock, were entitled to vote on the Company's proposed action described in this Information Statement. For purposes of the written consent to action on the proposal, it is deemed that the Series D Preferred Super Majority Voting shareholders voted 941,139,550 shares in favor of the proposal.

                          THE COMPANY AND THE PROPOSAL

The Company has its executive offices at 14860 Montfort Drive, Suite 210, Dallas, TX 75254, and its telephone number is (972) 386-3372.

                 PROPOSAL RECOMMENDED BY THE BOARD OF DIRECTORS

--------------------------------------------------------------------------------

                                   PROPOSAL #1

          TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE
          THE AUTHORIZED COMMON SHARES OF THE COMPANY FROM ONE BILLION
             (1,000,000,000) SHARES OF COMMON STOCK TO THREE BILLION
                     (3,000,000,000) SHARES OF COMMON STOCK.

--------------------------------------------------------------------------------


The Board of the Company determined that it was in the best interest of the Company and its shareholders to increase the authorized common shares of the Company from one billion (1,000,000,000) shares to three billion (3,000,000,000) shares.

We believe that the increase in our authorized common stock is in the best interest of our corporation. The Company has outstanding equity instruments that convert into shares of its common stock. If such instruments were to be exercised or converted, the Company would not have enough shares in its authorized capital to cover the exercise of all of the outstanding instruments and still be able to issue shares of its common stock. Without additional shares authorized, the Company may find itself unable to raise any more capital through the use of its shares, if it has issued all of its authorized shares.

Additionally, we may enter into agreements for the acquisition of additional businesses which may require the issuance of additional shares of common stock, though no such acquisitions have been identified or actions to find such business have been taken at the time of this filing.

It is emphasized that management of the Company may effect transactions having a potentially adverse impact upon the Company's shareholders pursuant to the authority and discretion of the Company's management to complete share issuances without submitting any proposal to the stockholders for their consideration. Holders of the Company's securities should not anticipate that the Company necessarily will furnish such holders with any documentation concerning the proposed issuance prior to any share issuances. All determinations (except involving a merger where more shares will be issued equaling more than 20% of the issued and outstanding shares prior to the transaction) involving share issuances are in the discretion and business judgment of the Board of Directors in their exercise of fiduciary responsibility but require a determination by the Board that the shares are being issued for fair and adequate consideration.

In the future event that the Board continues to issue shares for capital, services, or acquisitions, the present management and stockholders of the Company most likely will not have control of a majority of the voting shares of the Company. As of the date of this Schedule 14C, no acquisitions have been identified and the Company has not entered into any agreements to acquire any such businesses or entered into any agreements to issue shares for capital.

It is likely that the Company may acquire other compatible business opportunities through the issuance of Common Stock of the Company. Although the terms of any such transaction cannot be predicted, this could result in substantial additional dilution in the equity of those who were stockholders of the Company prior to such issuance. There is no assurance that any future issuance of shares will be approved at a price or value equal to or greater than the price which a prior shareholder has paid, or at a greater than the then current market price. Typically unregistered shares are issued at less than market price due to their illiquidity and restricted nature, and the extended holding period, before they may be sold.


                             MANAGEMENT INFORMATION

Biographical Information on Officers and Directors and Significant Employees

Below is the Company's current officer and directors, as of September __, 2010. All directors serve until the next Annual Meeting of the Shareholders.


Name                    Age        Position
----------------        ---        ----------------------------------
Philip M. Verges        45        Chairman of the Board
James Jiang, PhD        56        Chief Executive Officer
Philip J. Rauch         49        Chief Financial Officer, Director

Philip Verges. On October 18, 2006, Mr. Verges was appointed to the Board of Directors of the Company. Mr. Verges is the Chairman of NewMarket Technology, Inc., the majority shareholder of the Company. Mr. Verges is a 1988 graduate of the United States Military Academy. His studies at West Point centered on national security. Mr. Verges served with distinction as a U.S. Army Captain in a variety of engagements, including research and development of counterterrorism communication technologies and practices. Mr. Verges' early career after the Army includes time in the Computer Sciences Research and Development Department of General Motors as well as experience teaching systems engineering methodology and programming to Electronic Data Systems ("EDS") employees from 1991 to 1995. Mr. Verges' first business start-up experience was at EDS in a new division concentrating on call center technology in financial institutions. Later in 1995, he added to his start-up experience at a $30 million technology services business with the responsibility to open a new geographic region with a Greenfield operation. Mr. Verges founded NewMarket Technology in 1997 and served as its President and CEO from 1992 through January 2010.

James Jiang, PhD. Dr. James Jiang was appointed Chief Executive Officer of the Company on February 1, 2010. Dr. Jiang was previously the Managing Director of Clipper Technology, Ltd., a wholly-owned subsidiary of the Company. Dr. Jiang has over 18 years of senior executive management experience in the information technology and wireless industries. His management resume includes posts with multinational firms including British Telecom Laboratory, Telular Corp, Singapore Technologies and GaozhiSoft, Inc. Dr. Jiang has extensive knowledge of GSM/GPRS systems and architecture, 3G wireless communications and Internet technologies. In 1996, he developed and launched AirTrak, China's first e-commerce service to deliver commerce information from the Internet via a wireless network, and was the Chief Architect of a web content cache engine and mobile application platform. Dr. Jiang holds two patents in Viterbi Decoding and Dynamic Contents Extraction, and is a World Bank Scholar.

Philip J.  Rauch.  On  October  18,  2006,  Mr.  Rauch was  appointed  the Chief
Financial Officer and a Director of the Company. Mr. Rauch is the Chief Financial Officer and a Director of NewMarket Technology, Inc., the majority stockholder of the Company. Mr. Rauch holds a Bachelor of Science in Economics degree with honors from the University of Pennsylvania Wharton School of Business, with a concentration in finance and accounting. From February 2004 to February 2007, Mr. Rauch served as the Chief Operating and Financial Officer of Defense Technology Systems, Inc. Beginning in 1997, Mr. Rauch served in a senior capacity at AboveNet, Inc. (formerly Metromedia Fiber Network, Inc.) as Vice President, Business Operations, and later as Controller.

                             EXECUTIVE COMPENSATION

         The following table sets forth certain information concerning compensation paid by the Company to the Chief Executive Officer ("CEO"), the Chief Financial Officer ("CFO") for the fiscal years ended December 31, 2009 and 2008 (the "Named Executive Officers"):

                                                               Noneequity     Nonqualified
                                                               incentive        deferred
                                           Stock    Option        plan        compensation     All other
    Name &               Salary    Bonus   awards   awards    compensation      earnings      compensation     Total
   Position     Year      ($)       ($)      ($)      ($)         ($)             ($)             ($)           ($)
--------------- ------ ----------- ------- -------- -------- --------------- --------------- --------------- ----------

Paul K.         2009    $150,000     $-     $ -0-    $ -0-       $ -0-            $-0-            $-0-       $150,000
Danner,(1)      2008    $87,500      $-     $ -0-    $ -0-       $ -0-            $-0-            $-0-        $87,500

James Jiang,    2009    $72,000      $-     $ -0-    $ -0-       $ -0-            $-0-            $-0-        $72,000
CEO(2)

Philip  J.      2009    $75,000      $-     $ -0-    $ -0-       $ -0-           $ -0-           $ -0-        $75,000
Rauch, CFO      2008    $50,000      $-     $ -0-    $ -0-       $ -0-            $-0-            $-0-        $50,000

     (1) Mr. Danner was appointed President and Chief Executive Officer effective July 1, 2008 and resigned in February 2010.

     (2) Mr. Jiang was appointed the CEO in February 2010, prior to that he served as the managing director of the Company's subsidiary, Clipper Technology, Ltd. He received an annual salary of $72,000 during the year ended December 31, 2009. With his appointment as the CEO in February 2010, he will continue to receive an annual salary of $72,000 from the Company.

                  Outstanding Equity Awards At Fiscal Year End

         The following table sets forth certain information concerning outstanding equity awards held by the President and the Company's two most highly compensated executive officers for the fiscal year ended December 31, 2009 the "Named Executive Officers"):


                                      Option Awards                                     Stock awards
                                                                                                            Equity
                                                                                                            incentive
                                        Equity                                                              plan
                                        incentive                                                Equity     awards:
                                        plan                                                     incentive  Market
                                        awards:                                                  plan       or
               Number of    Number of   Number of                          Number     Market     awards:    payout
               securities  securities   securities                         of         value of   Number     value of
               underlying  underlying   underlying                         shares     shares     of         unearned
               unexercised unexercised  unexercised Option     Option      or units   of units   unearned   shares,
               options       options    unearned    exercise   expiration  of stock   of stock   shares,    units or
    Name       (#)             (#)       options      price       date     that       that       units or   others
               exercisable unexercisable   (#)         ($)                 have not   have not   other      rights
                                                                            vested     vested    rights     that
                                                                              (#)        ($)     that       have not
                                                                                                 have not    vested
                                                                                                 vested        ($)
                                                                                                    (#)
-------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- ---------- ----------

Paul Danner,      -0-          -0-         -0-        $ -0-        -          -0-       $ -0-       -0-        -0-
CEO &
Director (1)
-------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- ---------- ----------

Philip J.         -0-          -0-         -0-        $ -0-        -          -0-       $ -0-       -0-        -0-
Rauch, CFO
& Director
-------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- ---------- ----------
(1)      Mr. Danner resigned as an officer and director of the Company in February 2010.

         The foregoing compensation table does not include certain fringe benefits made available on a nondiscriminatory basis to all Company employees such as group health insurance, dental insurance, long-term disability insurance, vacation and sick leave. In addition, the Company makes available certain non-monetary benefits to its executive officers with a view to acquiring and retaining qualified personnel and facilitating job performance. The Company considers such benefits to be ordinary and incidental business costs and expenses. The aggregate value of such benefits in the case of each executive officer listed in the above table, which cannot be precisely ascertained but which is less than 10% of the cash compensation paid to each such executive officer, is not included in such table.

Option/SAR Grants

         No options were granted during the fiscal years ended December 31, 2009 and 2008.

Aggregated Option/SAR Exercises in Last Fiscal Year

         No options were exercised during the fiscal years ended December 31, 2009 and 2008.

Director Compensation

         The following table sets forth the compensation, if any, paid by the Company to those directors who served on the Company's Board of Directors, during the year ended December 31, 2009. Note: This table excludes any compensation paid for services as an officer.


                                           Director's Compensation

                       Fees                              Non-Equity
                       Earned or                         Incentive      Non-qualified
                       Paid in     Stock    Option          Plan          Deferred        All Other
Name                    Cash       Awards   Awards     Compensation    Compensation     Compensation    Total
---------------------- ----------- -------- ---------- --------------- ---------------- --------------- -------
Philip Verges                  $0    $0        $0            $0              $0               $0            $0
Philip J. Rauch(1)             $0    $0        $0            $0              $0               $0            $0
Paul K. Danner (2)             $0    $0        $0            $0              $0               $0            $0

(1)    Mr. Rauch received a salary of $75,000 as the Chief Financial Officer of the Company during the year ended December 31, 2009.
(2)    Mr. Danner received a salary o f $150,000 as the Chief Executive Officer of the Company during the year ended December 31,
       2009.  Mr. Danner resigned as an officer and director of the Company in February 2010.

Employment Agreements

         The Company does not have any employment agreements in place with its officers at this time.

Compensation Pursuant to Plans

         The Company currently maintains no stock option plan or long-term incentive plan at this time.

Compensation Committee Interlocks and Insider Participation

         The Company does not have a compensation committee; all decisions on the compensation of executive officers of the Company are made by the full board of directors.


         Security Ownership of Certain Beneficial Owners and Management

Beneficial Ownership

         The following table sets forth as of September 17, 2010, certain information regarding beneficial ownership of the common stock held by each person known by us to own beneficially more than 5% of the Common Stock, each of our directors, each of the executive officers named in the Summary Compensation Table, and all of our executive officers and directors as a group.


                                                                             Number        % of Series
                                                                             of            D Preferred      % of
                                                           % of Common       Shares           Stock         All
                                                           Stock Issued      of             Issued and      Voting
                                          Number of            and           Series D      Outstanding       Shares
                                          Shares of        Outstanding       Preferred                        (3)
       Name of Beneficial Owner         Common Stock           (1)           Stock (2)
-------------------------------------------------------------------------------------------------------------------

All current officers and directors (4)            0             0%               0              0%             0%

NewMarket Technology, Inc. (5)          25,000,000(6)           3%           5,000(7)          100%           54%

(1) Based on 904,232,117 shares of common stock outstanding on September 17, 2010 and the conversion of 10,000 shares of Series C Convertible Preferred shares into 25,000,000 shares of the common stock of the Company.
(2) Based on 5,000 shares of Series D Preferred Super Majority Voting Stock issued and outstanding, which are deemed to be the equivalent of 51% of all shares of Common Shares represented at and entitled to vote at any shareholder meeting of the Company.
(3) Based on 904,232,117 shares of common stock outstanding on September 17, 2010, the conversion of 10,000 Series C Convertible Preferred shares eligible for conversion and the Series D Preferred Stock being able to vote 51% of all shares of common stock issued and outstanding.
(4) Messrs. Jiang, Rauch and Verges, the Company's officers and directors, do not own any common stock or options exercisable into the common stock of the Company as of September 17, 2010. This does not include shares of the Company held by NewMarket Technology, Inc., which Messrs. Verges and Rauch are officers and directors of.
(5) NewMarket Technology, Inc.'s address is 14860 Montfort Drive, Suite 210, Dallas, Texas 75254.
(6) NewMarket Technology, Inc. is the holder of all 10,000 outstanding shares of the Company's Series C Convertible Preferred Shares, which are eligible for conversion into 25,000,000 shares of the common stock of the Company. The shares held by NewMarket Technology, Inc. are voted by Mr. Bruce Noller, the Chief Executive Officer of NewMarket Technology, Inc.

(7) NewMarket Technology is the holder of all 5,000 oustanding shares of the Company's Series D Convertible Preferred Shares, (with a voting equivalent to 51% of the issued and outstanding common shares) which provides for the holder of the Series D Preferred Shares to vote as a majority of the total issued and outstanding common stock of the Company. The shares held by NewMarket Technology, Inc. are voted by Mr. Bruce Noller, the Chief Executive Officer of NewMarket Technology, Inc.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires that the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent stockholders are required by regulation to furnish to the Company copies of all Section 16(s) forms they file.

The following persons failed to file forms on a timely basis during the past two fiscal years as required under Section 16(a) as follows:

Mr. James Jiang, at the time of this filing, has not filed an Initial Statement of Beneficial Ownership of Securities on Form 3.

                              SHAREHOLDER PROPOSALS

            Any shareholder proposal that properly may be included in proxy solicitation materials for a meeting of shareholders must be received by the Company a reasonable time prior to the date voting instructions or proxy materials are mailed to shareholders. Any such proposal must comply with Rule 14c-8 of Regulation 14C of the proxy rules of the Securities and Exchange Commission. Shareholder proposals should be addressed to the Secretary of the Company.

                                MORE INFORMATION

         The Board of Directors of the Company is not aware that any matter other than those described in this Information Statement is to be presented for the consent of the shareholders.

THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K AND ITS MOST RECENT QUARTERLY REPORT ON FORM 10-Q TO A SHAREHOLDER, UPON REQUEST TO PHILIP RAUCH, CHIEF FINANCIAL OFFICER, CHINA CRESCENT ENTERPRISES INC., 14860 MONTFORT DRIVE, SUITE 210, DALLAS, TX 75254 PHONE 214-722-3040, WITHIN THREE BUSINESS DAYS OF RECEIPT OF THE REQUEST. A COPY OF THIS INFORMATION STATEMENT CAN BE DOWNLOADED BY GOING TO OUR WEBSITE, WWW.CHINACRESCENT.COM.

                                  OTHER MATTERS

         The Board of Directors of the Company is not aware that any matter other than those described in this Information Statement has been presented for the consent of the shareholders.

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

                                    INQUIRIES

Shareholders may make inquiries by contacting Philip Rauch at (214) 722-3040.

                                        CHINA CRESCENT ENTERPRISES, INC.


                                        By:   /s/ Philip J. Rauch
                                              ----------------------------------
                                              Philip J. Rauch
                                              Chief Financial Officer














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